77I Exhibits


Morgan Stanley Institutional Fund, Inc. Asian Equity
Portfolio

The Board of Directors of Morgan Stanley Institutional
Fund, Inc. (the "Fund") approved a Plan of Liquidation with respect to the Asian Equity Portfolio (the
"Portfolio"), a series of the Fund. Pursuant to the Plan of Liquidation, substantially all of the assets of the Portfolio will be liquidated, known liabilities of the Portfolio will be satisfied, the remaining proceeds will be distributed to the Portfolio's stockholders, and all of the issued and outstanding shares of the Portfolio will be redeemed (the "Liquidation"). The Liquidation occurred on July 29,
2016. Effective as of the close of business on July 27, 2016, the Portfolio suspended the continuous offering of its shares to all investors and thus, no further purchases of shares of the Portfolio may be made by investors. The
Fund announced this liquidation in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on June 17, 2016 (accession number 0001104659-16-128016) and is incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. Global
Concentrated, Global Core and US Core Portfolios

Articles Supplementary to Registrant's Articles of
Amendment and Restatement (adding Fundamental
Multi-Cap, Global Concentrated, Global Core and US
Core Portfolios), dated May 9, 2016, are incorporated herein by reference to Exhibit (a)(77) to Post-Effective
Amendment No. 150 to the Registration Statement on
Form N-1A filed on May 11, 2016, accession number
0001104659-16-120092, file number: 033-23166.

The Board of Directors of the Corporation (the "Board of Directors"), at a meeting duly convened and held on February 24-25, 2016, adopted resolutions which:
(i) increased the total number of shares of stock which the Corporation has authority to issue to seventy-eight billion five hundred million (78,500,000,000) shares of common stock; (ii) established four (4) additional portfolios of common stock, each such portfolio consisting of four classes, designated as Fundamental Multi-Cap Core Portfolio-Class I, Fundamental Multi-
Cap Core Portfolio-Class A, Fundamental Multi-Cap
Core Portfolio-Class C, Fundamental Multi-Cap Core Portfolio-Class IS, Global Concentrated Portfolio-
Class I, Global Concentrated Portfolio-Class A, Global Concentrated Portfolio-Class C, Global Concentrated Portfolio-Class IS, Global Core Portfolio-Class I,
Global Core Portfolio-Class A, Global Core Portfolio-
Class C, Global Core Portfolio-Class IS, US Core Portfolio-Class I, US Core Portfolio-Class A, US
Core Portfolio-Class C and US Core Portfolio-
Class IS, respectively; and (iii) classified 500,000,000 shares of common stock as shares of Fundamental Multi-
Cap Core Portfolio-Class I, 500,000,000 shares of common stock as shares of Fundamental Multi-Cap Core Portfolio-Class A, 500,000,000 shares of common stock as shares of Fundamental Multi-Cap Core Portfolio-
Class C, 500,000,000 shares of common stock as shares of Fundamental Multi-Cap Core Portfolio-Class IS, 500,000,000 shares of common stock as shares of Global Concentrated Portfolio-Class I, 500,000,000 shares of common stock as shares of Global Concentrated Portfolio-Class A, 500,000,000 shares of common stock as shares of Global Concentrated Portfolio-Class C, 500,000,000 shares of common stock as shares of Global Concentrated Portfolio-Class IS, 500,000,000 shares of common stock as shares of Global Core Portfolio-
Class I, 500,000,000 shares of common stock as shares of Global Core Portfolio-Class A, 500,000,000 shares of common stock as shares of Global Core Portfolio-
Class C, 500,000,000 shares of common stock as shares of Global Core Portfolio-Class IS, 500,000,000 shares of common stock as shares of US Core Portfolio-
Class I, 500,000,000 shares of common stock as shares of US Core Portfolio-Class A, 500,000,000 shares of common stock as shares of US Core Portfolio-Class C and 500,000,000 shares of common stock as shares of US
Core Portfolio-Class IS. The terms applicable to the classes of common stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of common stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the "Charter"). The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General
Corporation Law, and the shares of Fundamental Multi-
Cap Core Portfolio-Class I, Fundamental Multi-Cap
Core Portfolio-Class A, Fundamental Multi-Cap Core Portfolio-Class C, Fundamental Multi-Cap Core Portfolio-Class IS, Global Concentrated Portfolio-
Class I, Global Concentrated Portfolio-Class A, Global Concentrated Portfolio-Class C, Global Concentrated Portfolio-Class IS, Global Core Portfolio-Class I,
Global Core Portfolio-Class A, Global Core Portfolio-
Class C, Global Core Portfolio-Class IS, US Core Portfolio-Class I, US Core Portfolio-Class A, US
Core Portfolio-Class C and US Core Portfolio-
Class IS have been classified and designated by the Board of Directors under the authority contained in Article FIFTH, Section 3 of the Charter.

Morgan Stanley Institutional Fund, Inc. International
Real Estate Portfolio

Articles Supplementary to Registrant's Articles of
Amendment and Restatement (eliminating Class H shares of International Real Estate Portfolio), dated March 1,
2016, are incorporated herein by reference to Exhibit
(a)(76) to Post-Effective Amendment No. 148 to the
Registration Statement on Form N-1A filed on April 26,
2016, accession number 0001104659-16-114277, file
number: 033-23166.

The Board of Directors of Morgan Institutional Fund,
Inc. (the "Fund") approved the elimination of Class H with respect to the International Real Estate Portfolio, a series of the Fund. The elimination occurred on [ ], 2016.
The Fund announced this elimination in a supplement to its Prospectus filed via EDGAR with the Securities and Exchange Commission on February 26, 2016 (accession number 0001104659-16-100389) and is incorporated by reference herein.

Morgan Stanley Institutional Fund, Inc. Opportunity
Portfolio

Articles Supplementary to Registrant's Articles of
Amendment and Restatement (eliminating Opportunity
Portfolio), dated March 1, 2016, are incorporated herein by reference to Exhibit (a)(75) to Post-Effective
Amendment No. 148 to the Registration Statement on
Form N-1A filed on April 26, 2016, accession number
0001104659-16-114277, file number: 033-23166.

Morgan Stanley Tax-Free Daily Income Trust

The Board of Trustees of Morgan Stanley Tax-Free Daily
Income Trust (the "Fund"), at a meeting duly convened and held on April 20-21, 2016, approved the establishment of one additional class of shares of beneficial interest of the Fund, as follows:

S Class

S Class is more fully described in the Prospectus and Statement of Additional Information filed via EDGAR with the SEC on June 24, 2016 (accession number
0001104659-16-129304) and is incorporated by reference herein.